As filed with the Securities and Exchange Commission on September 29, 2023

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	63-0851141
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1805 North 2nd Street, Suite 401, Rogers, AR	72756
(Address of Principal Executive Offices)	(Zip Code)

AMERICA’S CAR-MART, INC. AMENDED AND RESTATED STOCK OPTION PLAN

(Full title of the plan)

Vickie D. Judy
Chief Financial Officer
America’s Car-Mart, Inc.
1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Telephone: (479) 464-9944

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Courtney C. Crouch, III
Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
425 West Capitol Avenue, Suite 1800

Little Rock, Arkansas 72201

Telephone: (501) 688-8822

Facsimile: (501) 918-7822

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “accelerated filer,” “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by America’s Car-Mart, Inc., a Texas corporation (the “Corporation” or the “Registrant”) to register 385,000 shares of its Common Stock issuable under the Plan, which shares are in addition to the 1,755,250 shares of Common Stock registered by the Corporation under the Corporation’s registration statements on Form S-8 (Commission File Nos. 333-208414 and 333-227856) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents (or the referenced portions thereof), which have previously been filed by the Corporation with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)       The Corporation’s Annual Report on Form 10-K for the year ended April 30, 2023, filed with the Commission on June 26, 2023;

(2)       The Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, filed with the Commission on September 8, 2023;

(3)       The Corporation’s Current Reports on Form 8-K filed with the Commission on June 29, 2023, July 11, 2023, July 14, 2023, and September 1, 2023, and Item 5.02 of the Corporation’s Current Report on Form 8-K filed with the Commission on September 5, 2023; and

(4)       The description of the Common Stock contained in the Corporation’s Registration Statement on Form 10 filed with the Commission on December 23, 1986, as updated by the description of the Common Stock contained in Exhibit 4.1 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the Commission on July 2, 2021, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portions of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K, including exhibits related thereto) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Corporation’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Corporation’s Exchange Act file number with the Commission is 000-14939.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of the Corporation, as amended (incorporated by reference to Exhibits 4.1-4.8 to the Corporation’s Registration Statement on Form S-8 filed with the Commission on November 16, 2005 (Commission File No. 333-129727)).

4.2	Amended and Restated Bylaws of the Corporation dated December 4, 2007 (incorporated by reference to Exhibit 3.2 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 filed with the Commission on December 7, 2007).

4.3	Amendment No. 1 to the Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on February 19, 2014).

5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

99.1	Amended and Restated Stock Option Plan (incorporated by reference to Appendix B to the Corporation’s Proxy Statement on Schedule 14A filed with the Commission on June 23, 2015).

99.2	Amendment to Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Corporation’s Current Report on Form 8-K filed with the Commission on September 4, 2018).

99.3	Amendment to Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Corporation’s Current Report on Form 8-K filed with the Commission on August 31, 2020).

99.4	Amendment to Amended and Restated Stock Option Plan.

107	Calculation of Filing Fee Tables.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rogers, State of Arkansas, on this 29 day of September, 2023.

AMERICA’S CAR-MART, INC.

By:	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey A. Williams and Vickie D. Judy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or any of them or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey A. Williams	President, Chief Executive Officer and	September 29, 2023
Jeffrey A. Williams	Director (principal executive officer)

/s/ Vickie A. Judy	Chief Financial Officer	September 29, 2023
Vickie A. Judy	(principal financial and accounting officer)

/s/ Joshua G. Welch	Chairman of the Board	September 29, 2023
Joshua G. Welch

/s/ Ann G. Bordelon	Director	September 29, 2023
Ann G. Bordelon

/s/ Julia K. Davis	Director	September 29, 2023
Julia K. Davis

/s/ Daniel J. Englander	Director	September 29, 2023
Daniel J. Englander

/s/ William H. Henderson	Director	September 29, 2023
William H. Henderson

/s/ Dawn C. Morris	Director	September 29, 2023
Dawn C. Morris

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